Exhibit 99.1

Investor Relations Contact Mike Saviage Adobe Systems Incorporated 408-536-4416 ir@adobe.com Public Relations Contact Holly Campbell Adobe Systems Incorporated 408-536-6401 campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Revenue in Q1 Fiscal 2011

SAN JOSE, Calif. — March 22, 2011 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its first quarter ended March 4, 2011.

In the first quarter of fiscal 2011, Adobe achieved record revenue of $1.028 billion, compared to $858.7 million reported for the first quarter of fiscal 2010 and $1.008 billion reported in the fourth quarter of fiscal 2010.  This represents 20 percent year-over-year revenue growth.  Adobe’s first quarter revenue target range was $1 billion to $1.05 billion.

“Our record results in Q1 represent our sixth consecutive quarter of sequential revenue growth,” said Shantanu Narayen, president and CEO of Adobe.  “Adobe’s vision for transforming how the world is creating, measuring and delivering digital experiences is resonating with our customers, and our solutions are enabling us to target large addressable markets that are fueling our growth.”

First Quarter Fiscal 2011 GAAP Results

Adobe’s GAAP diluted earnings per share for the first quarter of fiscal 2011 were $0.46, based on 511.3 million weighted average shares. This compares with GAAP diluted earnings per share of $0.24 reported in the first quarter of fiscal 2010 based on 532.6 million weighted average shares, and GAAP diluted earnings per share of $0.53 reported in the fourth quarter of fiscal 2010 based on 511.9 million weighted average shares.

GAAP operating income was $302.3 million in the first quarter of fiscal 2011, compared to $176.8 million in the first quarter of fiscal 2010 and $286.9 million in the fourth quarter of fiscal 2010.  As a percent of revenue, GAAP operating income in the first quarter of fiscal 2011 was 29.4 percent, compared to 20.6 percent in the first quarter of fiscal 2010 and 28.5 percent in the fourth quarter of fiscal 2010.

GAAP net income was $234.6 million for the first quarter of fiscal 2011, compared to a GAAP net income of $127.2 million reported in the first quarter of fiscal 2010 and GAAP net income of $268.9 million in the fourth quarter of fiscal 2010.

First Quarter Fiscal 2011 Non-GAAP Results

Adobe’s non-GAAP diluted earnings per share for the first quarter of fiscal 2011 were $0.58.  This compares with non-GAAP diluted earnings per share of $0.40 reported in the first quarter of fiscal 2010 and non-GAAP diluted earnings per share of $0.56 reported in the fourth quarter of fiscal 2010.

Adobe’s non-GAAP operating income was $400.1 million in the first quarter of fiscal 2011, compared to $289.3 million in the first quarter of fiscal 2010 and $384.0 million in the fourth quarter of fiscal 2010.  As a percent of revenue, non-GAAP operating income in the first quarter of fiscal 2011 was 38.9 percent, compared to 33.7 percent in the first quarter of fiscal 2010 and 38.1 percent in the fourth quarter of fiscal 2010.

Non-GAAP net income was $298.1 million for the first quarter of fiscal 2011, compared to $211.7 million in the first quarter of fiscal 2010 and $285.7 million in the fourth quarter of fiscal 2010.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Second Quarter Fiscal 2011 Financial Targets

“Our hearts go out to everyone in Japan. Although Adobe has a very diversified business, Japan is our second largest country from a revenue perspective and March is typically our biggest revenue month of the year there due to fiscal year-end spending. Given the uncertain business environment in Japan, we are being prudent and have reduced our revenue expectation for our second quarter by $50 million — or roughly one-third of our original Q2 revenue expectation for Japan,” said Mark Garrett, executive vice president and CFO of Adobe.

For the second quarter of fiscal 2011, Adobe is now targeting revenue of $970 million to $1.02 billion.

The Company’s operating margin is targeted to be 24.5 percent to 27.5 percent on a GAAP basis, and 34 percent to 36 percent on a non-GAAP basis.  In addition, the Company is targeting its share count to be between 510 million and 512 million shares, and it is targeting non-operating expense between $16 million and $20 million.  Adobe’s GAAP and non-GAAP tax rates are expected to be approximately 22 percent.

These targets lead to a second quarter diluted earnings per share target range of $0.33 to $0.40 on a GAAP basis, and an earnings per share target range of $0.47 to $0.54 on a non-GAAP basis.

Reconciliation between these GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, non-operating expense, tax rate, share count, earnings per share and business momentum, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, continued uncertainty in economic conditions and the financial markets and other adverse changes in general political or economic conditions in any of the major countries in which Adobe does business, including the impact of the earthquakes and related events in Japan on Adobe, its customers, suppliers and partners, difficulty in predicting revenue from new businesses, failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized copying, use or disclosure, security vulnerabilities in our products and systems, interruptions or delays in our service or service from third-party service providers that host or deliver services, security or privacy breaches, or failure in data collection, failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively, disruption of Adobe’s business due to catastrophic events, risks associated with global operations, currency fluctuations, risks associated with our debt service obligations, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or amortizable intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to deterioration of the capital markets, and market risks associated with Adobe’s equity investments. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended March 4, 2011, which Adobe expects to file in April 2011. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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© 2011 Adobe Systems Incorporated. All rights reserved.  Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	March 4, 2011	March 5, 2010

Revenue:
Products	$842,689	$703,938
Subscription	106,171	95,507
Services and support	78,846	59,255
Total revenue	1,027,706	858,700

Cost of revenue:
Products	30,717	23,510
Subscription	47,878	45,735
Services and support	29,044	20,123
Total cost of revenue	107,639	89,368

Gross profit	920,067	769,332

Operating expenses:
Research and development	178,400	174,340
Sales and marketing	328,078	297,294
General and administrative	100,979	91,046
Restructuring charges	41	11,622
Amortization of purchased intangibles	10,235	18,197
Total operating expenses	617,733	592,499

Operating income	302,334	176,833

Non-operating income (expense):
Interest and other income (expense), net	(817)	611
Interest expense	(17,020)	(7,695)
Investment gains (losses), net	1,590	(3,534)
Total non-operating income (expense), net	(16,247)	(10,618)
Income before income taxes	286,087	166,215
Provision for income taxes	51,496	39,061

Net income	$234,591	$127,154

Basic net income per share	$0.47	$0.24

Shares used to compute basic net income per share	504,134	524,173

Diluted net income per share	$0.46	$0.24

Shares used to compute diluted net income per share	511,345	532,645

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	March 4,	December 3,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$900,156	$749,891
Short-term investments	1,736,679	1,718,124
Trade receivables, net of allowances for doubtful accounts of $15,575 and $15,233 respectively	533,353	554,328
Deferred income taxes	66,928	83,247
Prepaid expenses and other current assets	113,682	110,460
Total current assets	3,350,798	3,216,050

Property and equipment, net	453,497	448,881
Goodwill	3,686,073	3,641,844
Purchased and other intangibles, net	447,616	457,263
Investment in lease receivable	207,239	207,239
Other assets	164,801	169,871
Total assets	$8,310,024	$8,141,148

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$54,742	$52,432
Accrued expenses	458,463	564,275
Capital lease obligations	8,900	8,799
Accrued restructuring	6,759	8,119
Income taxes payable	57,096	53,715
Deferred revenue	399,572	380,748
Total current liabilities	985,532	1,068,088

Long-term liabilities:
Debt and capital lease obligations	1,511,553	1,513,662
Deferred revenue	43,826	48,929
Accrued restructuring	7,307	8,254
Income taxes payable	170,721	164,713
Deferred income taxes	120,756	103,098
Other liabilities	44,922	42,017
Total liabilities	2,884,617	2,948,761

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,529,789	2,458,278
Retained earnings	6,045,631	5,980,914
Accumulated other comprehensive income	28,695	17,428
Treasury stock, at cost (95,847 and 98,937 shares, respectively), net of re-issuances	(3,178,769)	(3,264,294)
Total stockholders’ equity	5,425,407	5,192,387
Total liabilities and stockholders’ equity	$8,310,024	$8,141,148

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	March 4, 2011	March 5, 2010
Cash flows from operating activities:
Net income	$234,591	$127,154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	66,286	68,581
Stock-based compensation expense	70,992	93,031
Unrealized investment (gains) losses	(1,330)	2,331
Changes in deferred revenue	13,721	42,586
Changes in operating assets and liabilities	(52,158)	(73,822)

Net cash provided by operating activities	332,102	259,861

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(23,374)	(180,485)
Purchases of property and equipment	(32,421)	(25,547)
Purchases of long-term investments and other assets, net of sales	(2,758)	(2,687)
Acquisitions, net of cash acquired	(36,572)	—

Net cash used for investing activities	(95,125)	(208,719)

Cash flows from financing activities:
Purchases of treasury stock	(125,000)	(20)
Re-issuance of treasury stock	40,651	49,824
Proceeds from debt	—	1,493,439
Repayment of debt	(2,169)	(1,000,058)
Payment of debt issuance costs	—	(10,142)
Excess tax benefits from stock-based compensation	—	7,058

Net cash (used for) provided by financing activities	(86,518)	540,101

Effect of exchange rate changes on cash and cash equivalents	(194)	(1,288)
Net increase in cash and cash equivalents	150,265	589,955
Cash and cash equivalents at beginning of period	749,891	999,487
Cash and cash equivalents at end of period	$900,156	$1,589,442

Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	March 4, 2011	March 5, 2010	December 3, 2010

Operating income:

GAAP operating income	$302,334	$176,833	$286,943
Stock-based and deferred compensation expense	71,614	64,886	59,736
Restructuring charges	41	11,622	2,193
Amortization of purchased intangibles	26,086	35,993	35,082
Non-GAAP operating income	$400,075	$289,334	$383,954

Net income:

GAAP net income	$234,591	$127,154	$268,850
Stock-based and deferred compensation expense	71,614	64,886	59,736
Restructuring charges	41	11,622	2,193
Amortization of purchased intangibles	26,086	35,993	35,082
Resolution of an income tax audit	—	—	(39,574)
Investment (gains) losses	(1,590)	3,534	(4,620)
Income tax adjustments	(32,596)	(31,502)	(35,973)
Non-GAAP net income	$298,146	$211,687	$285,694

Diluted net income per share:

GAAP diluted net income per share	$0.46	$0.24	$0.53
Stock-based and deferred compensation expense	0.14	0.12	0.12
Restructuring charges	—	0.02	—
Amortization of purchased intangibles	0.05	0.07	0.07
Resolution of an income tax audit	—	—	(0.08)
Investment (gains) losses	—	0.01	(0.01)
Income tax adjustments	(0.07)	(0.06)	(0.07)
Non-GAAP diluted net income per share	$0.58	$0.40	$0.56

Shares used in computing diluted net income per share	511,345	532,645	511,923

Non-GAAP Results (continued)

(In thousands, except percentages)

	Three Months Ended
	March 4, 2011	March 5, 2010	December 3, 2010

Operating expenses:

GAAP operating expenses	$617,733	$592,499	$613,786
Stock-based and deferred compensation expense	(67,931)	(63,938)	(58,373)
Restructuring charges	(41)	(11,622)	(2,193)
Amortization of purchased intangibles	(10,235)	(18,197)	(18,184)
Non-GAAP operating expenses	$539,526	$498,742	$535,036

	Three Months Ended
	March 4, 2011	March 5, 2010	December 3, 2010

Operating margin:

GAAP operating margin	29.4%	20.6%	28.5%
Stock-based and deferred compensation expense	7.0	7.6	5.9
Restructuring charges	—	1.4	0.2
Amortization of purchased intangibles	2.5	4.1	3.5
Non-GAAP operating margin	38.9%	33.7%	38.1%

Three Months Ended
March 4, 2011
Effective income tax rate:

GAAP effective income tax rate	18.0%
R&D tax benefit for carryover of 2010 tax benefit	7.0
One-time charge related to acquisition	(3.0)
Non-GAAP effective income tax rate	22.0%

Second Quarter Non-GAAP Financial Targets

(In millions, except per share data and percentages)

The following tables show Adobe’s second quarter fiscal year 2011 GAAP financial targets reconciled to non-GAAP financial targets included in this release.

	Second Quarter Fiscal 2011
	Low	High
Operating margin:

GAAP operating margin	24.5%	27.5%
Stock-based and deferred compensation expense	6.8	6.1
Amortization of purchased intangibles	2.7	2.4
Non-GAAP operating margin	34.0%	36.0%

	Second Quarter Fiscal 2011
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.33	$0.40
Stock-based and deferred compensation expense	0.13	0.13
Amortization of purchased intangibles	0.05	0.05
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted net income per share	$0.47	$0.54

Shares used to compute diluted net income per share	512.0	510.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based and deferred compensation expenses, restructuring charges, amortization of purchased intangibles, resolution of an income tax audit, investment gains and losses, the net tax impact of the R&D tax benefit, the net tax impact of a one-time acquisition related charge, and the related tax impact of all of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.